UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 21, 2010

Republic First Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-17007 (Commission File Number)	23-2486815 (I.R.S. Employer Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, PA  19102
(Address of principal executive offices) (Zip code)

(215)-735-4422
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement.

On June 21, 2010, Republic First Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P. (“Sandler”) and each of the other underwriters named on Schedule A thereto (collectively, with Sandler, the “Underwriters”) relating to an underwritten public offering (the “Offering”) of 15,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and an additional 2,250,000 shares of Common Stock for which the Underwriters have been granted an overallotment option (collectively, the “Shares”) at a price of $2.00 per Share, with an underwriting discount of $0.12 per Share for sales of Shares to the public and $0.04 per Share for up to 4,500,000 of the Shares sold to certain of the Company’s directors, officers and convertible trust preferred holders and set forth in the Underwriting Agreement.  All of the Shares are being sold by the Company.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.  The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Offering is being made pursuant to a registration statement on Form S-1 (Registration No. 333-166286) (the “Initial Filing”) filed with the Securities and Exchange Commission (the “Commission”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and amended by Pre-Effective Amendments Nos. 1, 2, 3, 4 and 5 filed with the Commission on May 19, 2010, May 27, 2010, June 2, 2010, June 2, 2010 and June 18, 2010, respectively.  The closing of the Offering is expected to take place on or about June 24, 2010, subject to the satisfaction of customary closing conditions.

The net proceeds from the sale of the Shares, after deducting the Underwriters’ discount and other offering expenses, will be approximately $28.1 million or approximately $32.3 million if the Underwriters exercise in full their option to purchase 2,250,000 additional Shares.  The Company’s press releases, dated June 1, 2010 and June 22, 2010, announcing the commencement and pricing of the Offering, respectively, are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 21, by and between Sandler O’Neill & Partners, L.P. and each of the other Underwriters named on Schedule A thereto
99.1	Press Release of Republic First Bancorp, Inc. dated June 1, 2010
99.2	Press Release of Republic First Bancorp, Inc. dated June 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.
Date: June 22, 2010	By: /s/ Frank A. Cavallaro Frank A. Cavallaro Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 21, by and between Sandler O’Neill & Partners, L.P. and each of the other Underwriters named on Schedule A thereto
99.1	Press Release of Republic First Bancorp, Inc. dated June 1, 2010
99.2	Press Release of Republic First Bancorp, Inc. dated June 22, 2010